UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2016

MOBILE MINI, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12804	86-0748362
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4646 E. Van Buren Street, Suite 400 Phoenix, Arizona		85008
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (480) 894-6311

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 14, 2016, Mobile Mini, Inc., a Delaware corporation (the “Company”), entered into an amended and restated employment agreement (the “Employment Agreement”) with Erik Olsson, the Company’s President and Chief Executive Officer. The Employment Agreement replaces the prior employment agreement with Mr. Olsson that became effective on March 18, 2013 (the “Prior Agreement”), which was included in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 20, 2013. Except as described below, the terms of the Employment Agreement are substantially the same as in the Prior Agreement:

Extension of Employment. The Employment Agreement extends the term of Mr. Olsson’s employment as the Company’s President and Chief Executive Officer through December 31, 2016 (the “Employment Period”), subject to automatic extensions for successive one-year periods. Mr. Olsson’s base salary and cash-based incentive compensation plans have not changed.

Annual Equity Award. Mr. Olsson is entitled to receive an annual equity award pursuant to the Company’s Amended and Restated Equity Incentive Plan, provided that the annual equity grant for 2016 shall have a grant date value of $1,800,000, an increase of $300,000 from the Prior Agreement, and the annual equity grants thereafter shall have a grant date value of not less than $1,800,000.

Acceleration of Future Equity Awards in Certain Situations. If Mr. Olsson is terminated without cause, the Company elects to allow the Employment Period to expire or Mr. Olsson resigns for good reason, in addition to other benefits in the Employment Agreement and subject to any restrictions imposed by law, equity awards granted after the date of the Employment Agreement shall accelerate in connection with such a separation. Specifically, all service-based restrictions on outstanding equity-based awards granted after the date of the new Employment Agreement shall lapse and such equity awards shall become 100% vested. However, any performance targets and goals applicable to equity-based awards granted after the date of the new Employment Agreement in respect of any period must continue to be satisfied for each period relevant to such award.

A copy of the Employment Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the attached Employment Agreement.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Amended and Restated Executive Employment Agreement, effective as of January 14, 2015, between Mobile Mini, Inc. and Erik Olsson.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 14, 2016

MOBILE MINI, INC.

By:	/s/ Christopher J. Miner
	Name:	Christopher J. Miner
	Title:	Senior Vice President and General Counsel